AMENDMENT NO. 12

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of October 30, 2019, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Growth Series (Invesco Growth Series), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to add desire to amend the Agreement to desire to remove Invesco Alternative Strategies Fund and Invesco Multi-Asset Inflation Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Balanced-Risk Retirement Now Fund

Invesco Balanced-Risk Retirement 2020 Fund

Invesco Balanced-Risk Retirement 2030 Fund

Invesco Balanced-Risk Retirement 2040 Fund

Invesco Balanced-Risk Retirement 2050 Fund

Invesco Convertible Securities Fund

Invesco Conservative Allocation Fund

Invesco Global Low Volatility Equity Yield Fund

Invesco Growth Allocation Fund

Invesco Income Allocation Fund

Invesco International Allocation Fund

Invesco Mid Cap Core Equity Fund

Invesco Moderate Allocation Fund

Invesco Oppenheimer International Diversified Fund

Invesco Oppenheimer Main Street Mid Cap Fund®

Invesco Oppenheimer Main Street Small Cap Fund®

Invesco Oppenheimer Master Event-Linked Bond Fund

Invesco Oppenheimer Mid Cap Value Fund

Invesco Oppenheimer Portfolio Series: Active Allocation Fund

Invesco Oppenheimer Portfolio Series: Conservative Investor Fund

Invesco Oppenheimer Portfolio Series: Growth Investor Fund

Invesco Oppenheimer Portfolio Series: Moderate Investor Fund

Invesco Peak Retirement™ 2015 Fund

Invesco Peak Retirement™ 2020 Fund

Invesco Peak Retirement™ 2025 Fund

Invesco Peak Retirement™ 2030 Fund

Invesco Peak Retirement™ 2035 Fund

Invesco Peak Retirement™ 2040 Fund

Invesco Peak Retirement™ 2045 Fund

Invesco Peak Retirement™ 2050 Fund

Invesco Peak Retirement™ 2055 Fund

Invesco Peak Retirement™ 2060 Fund

Invesco Peak Retirement™ 2065 Fund

Invesco Peak Retirement™ Now Fund

Invesco Quality Income Fund

Invesco Small Cap Growth Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani
Name:	Harsh Damani
Title:	CFO Funds

By:
Name:
Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Alexander Taft
Name:	Alexander Taft
Title:	Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Colin Fitzgerald
Name:	Colin Fitzgerald
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei
/s/ Pang Sin Chu
Name:	Lee Siu Mei
Pang Sin Chu
Title:	Authorized Signatories

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name:	Stephen Swanson
Title:	Secretary and General Counsel

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